UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2026

ARS Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39756	81-1489190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300
San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 771-9307

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SPRY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2026, the Board of Directors of ARS Pharmaceuticals, Inc., a Delaware corporation (the “Company”), based in part on the recommendation of Richard Lowenthal, the Company’s Chief Executive Officer, appointed Donn Casale as the Company’s President effective as of the date he commences employment with the Company, which date is expected to be June 1, 2026. Mr. Lowenthal previously served as President.

Mr. Casale, age 53, has over 25 years of experience in the biopharmaceutical industry. Mr. Casale previously worked at Dynavax Technologies, Inc. (acquired by Sanofi in 2026) from October 2017 to May 2026 in roles of increasing responsibility, most recently serving as Chief Commercial Officer since January 2023. Prior to joining Dynavax Technologies, Inc., Mr. Casale worked at Depomed, Inc. from March 2014 to October 2017, most recently serving as Director, Marketing. Mr. Casale started his career at Merck & Co., Inc., where he served in various positions from January 2000 to March 2014. Mr. Casale holds a bachelor’s degree in political science from the California Polytechnic State University – San Luis Obispo.

In connection with his anticipated employment with the Company and appointment as the Company’s President, the Company entered into an employment agreement with Mr. Casale (the “Employment Agreement”), which sets forth the terms of Mr. Casale’s employment with the Company. Pursuant to the Employment Agreement, Mr. Casale will be entitled to receive an annual base salary of $575,000 and will be eligible to earn an annual discretionary bonus of 45% of his then-current annual base salary. In addition, pursuant to the Employment Agreement, the Company will grant Mr. Casale a stock option under the Company’s 2020 Equity Incentive Plan to purchase the number of shares of the Company’s common stock determined by dividing $6,000,000 by a price per share determined based on a modified Black-Scholes methodology. The exercise price of each share of the Company’s common stock underlying the option will be the Grant Date Closing Price. Twenty-five percent of the option will vest after one year, and the balance will vest monthly over the following 36 months, provided Mr. Casale remains employed with the Company on each respective vesting date.

In addition to the Employment Agreement, Mr. Casale will enter into a participation agreement to the Company’s Change in Control and Severance Benefit Plan (the “Participation Agreement”) in substantially the form previously filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 23, 2023. Pursuant to the Participation Agreement, Mr. Casale will have the right to receive the severance and change in control benefits provided to C-Suite level officers (other than the Chief Executive Officer) under the Company’s Change in Control and Severance Benefit Plan; provided that the accelerated vesting of the above-described option will be limited to the extent Mr. Casale’s employment is terminated in connection with a change in control transaction during the initial year of his employment.

The foregoing summary of the Employment Agreement is not complete and is qualified in its entirety by reference to the full agreement, a copy of which is filed as Exhibit 10.1 to this report.

The Company and Mr. Casale will also enter into the Company’s standard indemnification agreement for the Company’s directors and officers, a copy of which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on November 10, 2020.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Executive Employment Agreement, dated May 12, 2026, between the Company and Donn Casale.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARS PHARMACEUTICALS, INC.

Date: May 13, 2026	By:	/s/ Richard Lowenthal
Richard Lowenthal, M.S., MSEL
President and Chief Executive Officer